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                                                                      Exhibit 21


                            BELCREST CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Belcrest Realty Corporation                                 Delaware

Bel Santa Ana LLC                                           Delaware

Bel Santa Ana Management LLC                                Delaware

Bel Alliance Properties LLC                                 Delaware

Bel Apartment Properties Trust                              Maryland

Bel Communities Properties Trust                            Maryland

Monadnock Property Trust, LLC                               Delaware